As filed with the Commission on May 14, 1996       File No.333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             AEROVOX INCORPORATED
             (Exact name of registrant as specified in its charter)

         Delaware                                          76-0254329
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                        Identification No.)

                             370 Faunce Corner Road
                      North Dartmouth, Massachusetts  02747
          (Address of principal executive offices, including zip code)


                           1989 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                Ronald F. Murphy
                             Senior Vice President
                              Aerovox Incorporated
                             370 Faunce Corner Road
                     North Dartmouth, Massachusetts  02747
                                 (508) 995-8000
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE
__________________________________________________________________
Title of       Amount      Proposed     Proposed    Amount of
Securities     to be       maximum      maximum     registration
to be          registered  offering     aggregate   fee
registered                 price per    offering
                           share<F1>    price<F1>
__________________________________________________________________
Common Stock,  250,000     $6.68       $1,670,000   $576.00
par value
$1.00
__________________________________________________________________

<F>
<F1>  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457 (c) on the basis of the average of the high and low prices of Aerovox Incorporated Common Stock, par value $1.00, reported on the NASDAQ National Market System on May 11, 1996.

                            Exhibit Index on page 7

          Aerovox Incorporated (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statements on Form S-8, File No. 33-35029 and 33-68940.


Item 8.   Exhibits.

Exhibit

5.    Opinion of Ropes & Gray.

23.1. Consent of Coopers & Lybrand

23.2. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this Registration Statement).

24.   Power of Attorney (included in
      Part II of the Registration Statement
      under the caption "Signatures").


Item 9.   Undertakings.

      (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Boston, Massachusetts, on May 7, 1996.

                                         AEROVOX INCORPORATED


                                         By /s/ CLIFFORD H. TUTTLE, JR.
                                            Clifford H. Tuttle, Jr.,
                                            Chief Executive Officer and
                                            Chairman of the Board of
                                            Directors

Each person whose signature appears below constitutes and appoints Clifford H. Tuttle, Jr. and Ronald F. Murphy and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Aerovox Incorporated, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on May 7, 1996.


/s/ CLIFFORD H. TUTTLE, JR.                          /s/ JOHN F. BRENNEN
Clifford H. Tuttle, Jr.,                             John F. Brennen,
Chief Executive Officer                              Director
Chairman and Director
(Principal executive officer)

/s/ RONALD F. MURPHY
Ronald F. Murphy,                                    Benedict P. Rosen,
Senior Vice President, Treasurer                     Director
and Director (Principal financial
officer and principal accounting
officer)

/s/ ROBERT D. ELLIOTT                                /s/ JAMES B. HANGSTEFER
Robert D. Elliott,                                   James B. Hangstefer,
President and Director                               Director

/s/ WILLIAM G. LITTLE                                /s/ JOHN L. SPRAGUE
William G. Little,                                   John L. Sprague,
Director                                             Director

/s/ DENNIS HOROWITZ
Dennis Horowitz,
Director

                                 EXHIBIT INDEX


Exhibit
Number             Title of Exhibit                           Page

5.              Opinion of Ropes & Gray.                       8

23.1.           Consent of Coopers & Lybrand                  10

23.2.           Consent of Ropes & Gray (contained
                in the opinion filed as Exhibit 5
                to this Registration Statement).

24.             Power of Attorney (included in
                Part II of the Registration Statement
                under the caption "Signatures").